As filed with the Securities and Exchange Commission on February 26, 2001
                                                     Registration No. 333-______

================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549
                                 --------------

                                    FORM S-8

                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933

                             SIGA TECHNOLOGIES, INC.
             (Exact Name of Registrant as Specified in Its Charter)

           DELAWARE                                            13-364870
 (State or Other Jurisdiction of                            (I.R.S. Employer
 Incorporation or Organization)                             Identification No.)

                              420 Lexington Avenue
                                    Suite 620
                               New York, New York                 10170
                    (Address of Principal Executive Offices)    (Zip Code)

                                 --------------

                             Siga Technologies, Inc.
           Amended 1996 Incentive and Non-Qualified Stock Option Plan
                            (Full Title of the Plan)

                                 --------------

                             Joshua D. Schein, Ph.D.
                             Chief Executive Officer
                             Siga Technologies, Inc.
                         420 Lexington Avenue, Suite 620
                            New York, New York 10170
                     (Name and Address of Agent for Service)
                                 (212) 672-9100
          (Telephone Number, Including Area Code, of Agent for Service)

                                    Copy to:
                            Jeffrey J. Fessler, Esq.
                    Akin, Gump, Strauss, Hauer & Feld, L.L.P.
                               590 Madison Avenue
                            New York, New York 10022
                                 (212) 872-1000
                              (212) 872-1002 (Fax)

                               CALCULATION OF REGISTRATION FEE
=====================================================================================================
Title of Securities       Amount to be         Proposed         Proposed             Amount of
to be Registered          Registered           Maximum          Maximum              Registration
                                               Offering Price   Aggregate            Fee
                                               Per Share(1)     Offering Price(1)
-----------------------------------------------------------------------------------------------------
Common Stock (par value
$0.0001 per                33,334 shares       $ 5.00            $3,562,745           $891
share).................
-----------------------------------------------------------------------------------------------------

                           95,000 shares       $ 4.44
-----------------------------------------------------------------------------------------------------

                           12,500 shares       $4.375
-----------------------------------------------------------------------------------------------------

                           33,334 shares       $ 4.00
-----------------------------------------------------------------------------------------------------

                           15,000 shares       $ 2.75
-----------------------------------------------------------------------------------------------------

                           20,000 shares       $2.125
-----------------------------------------------------------------------------------------------------

                           1,150,000 shares    $ 2.00
-----------------------------------------------------------------------------------------------------

                           33,334 shares       $ 1.50
-----------------------------------------------------------------------------------------------------

                           300,000 shares      $1.125
-----------------------------------------------------------------------------------------------------

                           15,000 shares       $ 1.00
=====================================================================================================

(1) Pursuant to Rule 457(h)(1), the proposed maximum offering price and the proposed maximum aggregate offering price have been calculated on the basis of the exercise prices of options previously granted.

                                     PART I

              INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

Item 1. Plan Information.*

Item 2. Registrant Information and Employee Plan Annual Information.*

                    * Information required by Part I to be contained in the
      Section 10(a) prospectus is omitted from this Registration Statement in accordance with Rule 428 under the Securities Act of 1933, as amended (the "Securities Act"), and the Note to Part I of Form S-8.

                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3. Incorporation of Documents by Reference.

      The following documents filed by Siga Technologies, Inc. (the "Registrant") with the Securities and Exchange Commission (the "Commission") are hereby incorporated by reference in this Registration Statement:

      (a) The audited financial statements of the Registrant contained in the Registrant's Annual Report on Form 10-KSB for the fiscal year ended December 31, 1999 (File No. 000-23047).

      (b) All reports filed pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), on or after December 31, 1999, including the Company's Form 10-Q for the period ended March 31, 2000, the Company's Form 10-Q for the period ended June 30, 2000, the Company's Form 10-Q for the period ended September 30, 2000, and the Company's Form 8-K dated June 1, 2000.

      (c) The description of the Registrant's Common Stock contained in the Registrant's Registration Statement on Form 8-A filed with the Securities and Exchange Commission on September 5, 1997 (File No. 000-23047), including any subsequent amendment or report filed for the purpose of updating that description.

      In addition, all documents subsequently filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), prior to the filing of a post-effective amendment indicating that all of the securities offered hereunder have been sold or deregistering all securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be part hereof from the date of filing of such documents. Any statement contained in a document incorporated or deemed to be incorporated by reference in this Registration Statement shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any subsequently filed document that also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any


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

statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

Item 4. Description of Securities.

      Inapplicable.

Item 5. Interests of Named Experts and Counsel.

      The validity of the Common Stock offered hereby will be passed upon for the Registrant by Akin, Gump, Strauss, Hauer & Feld, L.L.P., New York, New York.

Item 6. Indemnification of Directors and Officers.

      Section 145 of the Delaware General Corporation Law provides that a corporation may indemnify directors and officers, as well as other employees and individuals, against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by any such person in connection with any threatened, pending or completed actions, suits or proceedings in which such person is made a party by reason of such person being or having been a director, officer, employee or agent of the Registrant. The Delaware General Corporation Law provides that Section 145 is not exclusive of other rights to which those seeking indemnification may be entitled under any bylaw, agreement, vote of stockholders or disinterested directors or otherwise. The Registrant's Bylaws provide for indemnification by the Registrant of its directors and officers to the fullest extent permitted by the Delaware General Corporation Law.

      Section 102(b)(7) of the Delaware General Corporation Law permits a corporation to provide in its certificate of incorporation that a director of the corporation shall not be personally liable to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability (i) for any breach of the director's duty of loyalty to the corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) for unlawful payments of dividends or unlawful stock repurchases, redemptions or other distributions, or (iv) for any transaction from which the director derived an improper personal benefit. The Registrant's Certificate of Incorporation provides for indemnification of its directors in connection with any proceeding to the fullest extent permitted by law.

      The Registrant has obtained directors' and officers' insurance providing indemnification for certain of the Registrant's directors, officers and employees for certain liabilities.

Item 7. Exemption From Registration Claimed.

      Inapplicable.

Item 8. Exhibits.

      Exhibit
      Number    Description

      4.1       Amended 1996 Incentive and Non-Qualified Stock Option
                Plan.

      5.1       Opinion of Akin, Gump, Strauss, Hauer & Feld, L.L.P.

      23.1 Consent of Akin, Gump, Strauss, Hauer & Feld, L.L.P. (included in Exhibit 5.1 to this Registration
                Statement).

      23.2      Consent of PricewaterhouseCoopers LLP.

      24 Power of Attorney (included on the signature page of this Registration Statement).

Item 9. Undertakings.

      (a)   The undersigned Registrant hereby undertakes:

            (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

            (i) to include any prospectus required by Section 10(a)(3) of the Securities Act;

            (ii) to reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement; and

            (iii) to include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement; provided, however, that paragraphs
                  (a)(1)(i)and (a)(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the Registrant pursuant to
                  Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in the Registration Statement.

            (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

            (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

      (b) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act that is incorporated by reference in the Registration Statement shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

      (c) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

      Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York, State of New York on the 23rd day of February, 2001.

                          SIGA TECHNOLOGIES, INC.
                               (Registrant)


                          By: /s/ Joshua D. Schein
                              -----------------------
                              Joshua D. Schein, Ph.D.
                              Chief Executive Officer

                                POWER OF ATTORNEY

      KNOW ALL PERSONS BY THESE PRESENTS that each person whose signature appears below each severally constitutes and appoints Joshua D. Schein and Judson A. Cooper, and each of them, as true and lawful attorneys-in-fact and agents, with full powers of substitution and resubstitution, for them in their name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as they might or could do in person, hereby ratifying and confirming all which said attorneys-in-fact and agents, or any of them, or their substitute or substitutes, may lawfully do, or cause to be done by virtue thereof.

      Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature                 Capacity                                 Date
/s/ Joshua D. Schein      Chief Executive Officer and Director
--------------------      (Principal Executive Officer)            February 23, 2001
Joshua D. Schein

/s/ Judson A. Cooper      Chairman of the Board and
--------------------      Executive Vice President                 February 23, 2001
Judson A. Cooper

/s/ Thomas Konatich       Chief Financial Officer                  February 23, 2001
--------------------      (Principal Financial Officer)
Thomas Konatich

/s/ Jeffrey Rubin         Director                                 February 23, 2001
--------------------
Jeffrey Rubin

/s/ Eric I. Richman       Director                                 February 23, 2001
--------------------
Eric I. Richman

/s/ Thomas N. Lanier      Director                                 February 23, 2001
--------------------
Thomas N. Lanier

                                  EXHIBIT INDEX

Exhibit
Number     Description

4.1        Amended 1996 Incentive and Non-Qualified Stock Option
           Plan.

5.1        Opinion of Akin, Gump, Strauss, Hauer & Feld, L.L.P.

23.1       Consent of Akin, Gump, Strauss, Hauer & Feld, L.L.P.
           (included in Exhibit 5.1 to this Registration
           Statement).

23.2       Consent of PricewaterhouseCoopers LLP.

24 Power of Attorney (included on the signature page of this Registration Statement).


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